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                                                                     EXHIBIT 4.3


                                AQUARION COMPANY

                      LONG-TERM INCENTIVE PLAN, AS AMENDED

 1.  PURPOSE

          The purpose of the Aquarion Company Long-Term Incentive Plan is to attract and retain persons of ability as employees of Aquarion Company and its subsidiaries, motivate and reward good performance, encourage such employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and further opportunities for stock ownership by such employees in order to increase their proprietary interest in Aquarion Company by providing incentive awards to Key Employees (including officers and directors who are also employees), whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries. Such incentive awards may consist of common stock of Aquarion Company, or, in the discretion of the Committee, other shares of stock of the Company convertible into such common stock, subject to such restrictions as the Committee may determine or as provided herein, performance units or stock appreciation rights payable in such stock or cash, or incentive or non-qualified stock options to purchase such stock, or any combination of the foregoing, as the Committee may determine.

 2.  DEFINITIONS

          When used herein, the following terms shall have the following meanings:

          "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Restricted Stock or Performance Units, or any combination of the foregoing.

          "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.

          "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1954, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

          "Committee" means the Compensation Committee of the Board.
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          "Company" means Aquarion Company, and its successors and assigns.

          "Fair Market Value" means, as of any date, the closing price for one share of Stock on the New York Stock Exchange or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted.

          "Key Employee" means those employees (including any officer or director who is also an employee) of any Participating Company who, in the judgment of the Committee, are considered especially important to the future of the Company.

          "Option" means an option to purchase Stock, including Restricted Stock if the Committee so determines, subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan and may be an incentive stock option qualified under Section 422A of the Code or a non-qualified stock option.

          "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, "Participating Company" means the Company or any corporation which at the time such option is granted-under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in
     Section 425(f) of the Code.

          "Performance Unit" means a performance unit subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.

          "Plan" means the Aquarion Company Long-Term Incentive Plan, as the same may be amended, administered or interpreted from time to time.

          "Restricted Stock" means Stock delivered under the Plan subject to the requirements of Section 7 and such other restrictions as the Committee deems appropriate or desirable.

          "Right" means a stock appreciation right subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan.

          "Stock" means the common stock (no par value) of the Company.

          "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any
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     Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

 3.  SHARES SUBJECT TO THE PLAN

          The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed 525,000 shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. The Committee may, in its discretion, decide to award other shares issued by the Company that are convertible into Stock or make such shares subject to purchase by an Option, in which event the maximum number of shares of Stock into which such stock may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible shares. If, for any reason, any shares of Stock awarded or subject to purchase by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or a cancellation with the consent of a Key Employee of an Option, Right or a Performance Unit, such shares of Stock shall again become available for award under the Plan.

 4.  GRANT OF AWARDS AND AWARD AGREEMENTS

          (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock, including Restricted Stock if the Committee so determines, subject to each award; (iv) determine the terms and conditions of each Award.

          (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and to such other terms and conditions as the Committee may specify.

 5.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

          (a) With respect to Options and Rights, the Committee shall (i) authorize the granting of incentive stock options, nonqualified stock options, Rights or a combination of incentive stock options, nonqualified stock options and Rights; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the
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value of a Right; (iii) determine whether such Stock shall be Restricted Stock;
(iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be cancelled by the exercise of a Right; provided, however, that (A) no Option shall be granted after the expiration of ten years from the effective date of the Plan and (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock, disregarding any restrictions in the case of Restricted Stock, for which any Key Employee may be granted incentive stock options under this Plan or any other plans of any Participating Company in any calendar year shall not exceed $100,000 plus the amount of "unused limit carryover" to such year as determined under Section 422A(c)(4) of the Code.

          (b) The exercise period for a non-qualified stock option shall be ten years and one day from the date of grant, and the exercise period for an incentive stock option or Right, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; provided, however, that, in the case of an incentive stock option granted to a Key Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

          (c) The Option or Right price per share shall be determined by the Committee at the time any Option is granted and shall be not less than (i) the Fair Market Value, or (ii) in the case of an Option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value (but in neither event less than the par value) of one share of Stock, disregarding any restrictions in the case of Restricted Stock, on the date the Option is granted, as determined by the Committee.

          (d) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date on which the Option or Right is granted as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which an Option or Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted and no incentive stock option may be exercised while there is outstanding any incentive stock option which was previously granted to the same optionee by any Participating Company. For this purpose, any incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

          (e) Subject to Section 9(c), except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company
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at the time of exercise either in cash or in such other consideration as the
Committee deems appropriate, including, Stock already owned by the optionee, having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total fair market value, as so determined, equal to the purchase price.

          (f)(i) If a Key Employee who has been granted an Option or a Right shall die (A) while an employee of any Participating Company or (B) within three months after termination of his or her employment with all Participating Companies because of his or her Total Disability, his or her Options or Rights may be exercised, to the extent that the Key Employee shall have been entitled to do so on the date of his or her death or such termination of employment, by the person or persons to whom the Key Employee's rights under the Option or Right pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within twelve months after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above. (ii) If the Key Employee's employment by any Participating Company terminates because of his or her Total Disability and such Key Employee has not died within the following three months, he or she may exercise his or her Options or Rights, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within twelve months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above. (iii) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options or Rights, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

          (g) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him or her.

          (h) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or determine in order to qualify such Option as an incentive stock option within the meaning of Section 422A of the Code.
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          (i)  Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock, disregarding any restrictions in the case of Restricted Stock, at the time of exercise, as determined by the Committee, over (ii) a specified amount which shall not, subject to Section 5(j), be less than the Fair Market Value of such specified number of shares of Stock, disregarding any restrictions in the case of Restricted Stock, at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify (A) in cash, (B) the issuance or transfer to the Key Employee of whole shares of Stock, including Restricted Stock, with a Fair Market Value, disregarding any restrictions in the case of Restricted Stock, at such time equal to any such excess, or (C) a combination of cash and shares of Stock with a combined fair market value at such time equal to any such excess, all as determined by the Committee; provided, however, a fractional share of Stock shall be paid in cash equal to the Fair Market Value of the fractional share of Stock, disregarding any restrictions in the case of Restricted Stock, at such time. If and to the extent a Right is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing such portion of the value of the Right not paid in Stock shall again become available for award under the Plan.

          (j) If the Award granted to a Key Employee allows the Key Employee to elect to cancel all or any portion of an unexercised Option by exercising a related Right, then the Option price per share of Stock must be used as the specified price in Section 5(i), to determine the value of the Right upon such exercise, and, in the event of the exercise of such Right, the Company's obligation in respect of such Option or such portion thereof will be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of shares as to which such Option was cancelled shall become available for use under the Plan less the number of shares received by the optionee upon such cancellation. Any such Right shall be transferable only by will or by the laws of descent and distribution. During the lifetime of the optionee, such Right shall be exercisable only by him or her.

          (k) No share of Stock acquired by an exercise of an incentive stock option shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such share pursuant to such exercise.

 6.  PERFORMANCE UNITS

          (a) The Committee shall determine a performance period (the "Performance Period") of not less than two nor more than five years and shall determine the performance objectives for
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Awards of Performance Units.  Performance objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

          (b) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees eligible for Performance Units with respect to that Award Period the range of dollar values, if any, which may be fixed or may vary in accordance with criteria specified by the Committee, which shall be paid to a Key Employee as an Award if the relevant measure of Company performance for the Award Period is met.

          (c) If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, reorganizations of the Company or a change in control of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

          (d) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, retirement at age 65, or if at an earlier age, with the consent of the Company, or upon a significant event, as determined by the Committee, that Key Employee shall be entitled to an Award of a Performance Unit at the end of the Performance Period based (i) upon the performance objectives satisfied at the end of such period and (ii) prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Key Employee. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

          (e) Each Performance Unit may be paid in whole shares of Stock, including Restricted Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, commencing as soon as practicable after the end of the relevant Performance Period. If and to the extent a Performance Unit is payable in Stock and the full amount of such value is not paid in
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Stock, then the shares of Stock representing the portion of the value of the
Performance Unit not paid in Stock shall again become available for award under the Plan.

 7.  RESTRICTED STOCK

          (a) Restricted Stock may be received by a Key Employee either as an Award or as the result of an exercise of an Option or Right or as payment for a Performance Unit. Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period").

          (b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Key Employee shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse upon the Key Employee's death, Total Disability or retirement after attaining age 65 or an earlier age with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company or a change in control.

          (c) If a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

          (d) The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

          (e) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.
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 8.  CERTIFICATES FOR AWARDS OF STOCK

          (a) Subject to Section 7(d), each Key Employee entitled to receive Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

          (b) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

          (c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 8(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provision is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

          (d) Except for the restrictions on Restricted Stock under Sections 5(k) and 7, each Key Employee who receives an award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Unit payable in Stock, including Restricted Stock, or selected by the Committee to participate during a Performance Period for a Performance Unit payable in Stock, including Restricted Stock, shall have any right as a shareholder with respect to any shares subject to his or her Option, Right or Performance Unit prior to the date of issuance to him or her of a certificate or certificates for such shares.

 9.  LOANS AND SUPPLEMENTAL CASH PAYMENTS

          (a) The Committee may provide for supplemental cash payments or loans to Key Employees at such time and in such
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manner as the Committee may determine in connection with Awards granted under the Plan.

          (b) Supplemental cash payments shall be subject to such terms and conditions as the Committee may specify; provided, however, in no event shall the amount of such payment exceed (i) in the case of an Option, the excess of the Fair Market Value of the shares of Stock, disregarding any restrictions in the case of Restricted Stock, purchased through the Option on the date of exercise over the option price, or (ii) in the case of an Award of a Right, Performance Unit, or Restricted Stock, the value of the shares of Stock and other consideration issued in payment of such Award; and provided further, in the case of an incentive stock option, no supplemental cash payment shall be made if it would disqualify such option under Section 422A of the Code.

          (c) In the case of loans, any such loan shall be evidenced by a written loan agreement or other instrument in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify; provided, however, that in the case of an incentive stock option the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under Section 483 of the Code and provided, further, in the case of an incentive stock option that the Committee shall specify no such term or condition that would result in such option failing to qualify as an incentive stock option.

10.  BENEFICIARY

          (a) Each Key Employee shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

          (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee
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determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

11.  ADMINISTRATION OF THE PLAN

          (a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board's pleasure. Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation. No member of the Committee shall be, or shall have been, eligible to receive an Award under the Plan or any other plan maintained by any Participating Company to acquire stock, stock options, stock appreciation rights or restricted stock of any Participating Company at any time within the one year immediately preceding the member's appointment to the Committee.

          (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

          (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

          (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

          (e) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

          (f) The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.
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          (g)  No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the by-laws of the Company.

12.  AMENDMENT OR DISCONTINUANCE

          The Board may, at any time, amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendment shall alter the group of persons eligible to participate in the Plan or materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation, and no amendment or termination shall retroactively impair the rights of any person with respect to an Award.

13.  ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

          In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or any other major change in the Company's overall cost of equity or of capital or allowable rate of return on Stock equity, as prescribed by the appropriate governmental authority, or other event which would distort the implementation of the Plan or the realization of its objectives, the Committee may make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards as the Committee deems equitable.

14.  MISCELLANEOUS

          (a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually
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granted under the Plan.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in
Section 7(d) with respect to Restricted Stock.

          (b) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

          (c) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

          (d) The right of any Key Employee or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 10 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Key Employee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Key Employee or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Key Employee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Key Employee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

          (e) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all Key Employees at all reasonable time at the Company's headquarters.
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                                                                              14

          (f) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any Federal, state, local or foreign taxes.

          (g) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

          (h) All elections, designations, requests, notices, instructions and other communications from a Key Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

          (i) The terms of the Plan shall be binding upon the Company and its successors and assigns.

          (j) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

15.  EFFECTIVE DATE, TERM OF PLAN AND STOCKHOLDER APPROVAL

          The effective date of the Plan shall be January 1, 1985, subject to approval by a majority of the Company's stockholders at their 1985 Annual Meeting. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such Annual Meeting, Key Employees may be selected and Award criteria may be determined as provided herein subject to such subsequent stockholder approval. No Awards shall be granted under the Plan more than ten years after the date the Plan is adopted by the Company.